Exhibit 32
GATX CORPORATION AND SUBSIDIARIES
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of GATX Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brian A. Kenney	/s/ Robert C. Lyons

Brian A. Kenney	Robert C. Lyons
Chairman, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
October 29, 2008
     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by GATX Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
     A signed original of this written statement required by Section 906 has been provided to GATX Corporation and will be retained by GATX Corporation and furnished to the Securities and Exchange Commission or its staff upon request.